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                                                            Exhibit 10.3


                        NATIONAL SEMICONDUCTOR CORPORATION

                  1996 EXECUTIVE OFFICER INCENTIVE PLAN AGREEMENT


                                   ARTICLE 1

                                  Definitions

     Whenever used in the Agreement, unless otherwise indicated, the following terms shall have the respective meanings set forth below:

Agreement:             This Executive Officer Incentive Plan Agreement.

Award: The amount to be paid to a Plan Participant at the end of the fiscal year.

Award Date:            The date set by the Committee for payment of
                       Awards, usually approximately forty days after the Company makes its consolidated financial statements for the fiscal year generally available to the press.

Base Salary:           The annualized base remuneration received by a
                       Participant from the Company at the end of the fiscal year. Extraordinary items, including but not limited to prior awards, relocation expenses, expatriate premiums, allowances and tax adjustments, sales incentives, amounts recognized as income from stock or stock options, disability benefits (whether paid by the Company or a third party) and other similar kinds of extra or additional remuneration are excluded from the computation of Base Salary.

Company: National Semiconductor Corporation ("NSC"), a Delaware corporation, and any other corporation in which NSC controls directly or indirectly fifty percent (50%) or more of the combined voting power of voting securities, and which has adopted this Plan.

Committee:             A committee comprised of directors of National
                       who are not employees of the Company, as more fully defined in the Executive Officer Incentive
                       Plan.

Disability:            Inability to perform any services for the Company
                       and eligible to receive disability benefits under the standards used by the Company's disability benefit plan or any successor plan thereto.

Executive Officer:     An officer of the Company who is subject to the
                       reporting and liability provisions of Section 16
                       of the Securities and Exchange Act of 1934.
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Incentive Levels:      The grouping of those Executive Officers
                       designated as participants as set forth in
                       Article 4.

Participant:           An Executive Officer who at the time shall be a
                       participant in accordance with the provisions of
                       Article 3.

Performance            Factors considered and scored to determine the
Goal:                  amount of a participant's Award, which shall be
                       based on one or more of the business criteria listed in Section 5(b) of the Plan. Performance
                       Goals will have four levels of performance as follows:

                       (i) Threshold -- The minimum acceptable level of performance for which an Award may be earned on a particular Performance Goal.

                       (ii) Target -- Good performance, as established by the Committee, reflecting a degree of difficulty which has a reasonable probability of achievement.

                       (iii) Stretch -- Better than Target performance and reflecting a degree of difficulty with only a moderate probability of achievement.

                       (iv) Best Expected -- Exceptional performance far exceeding the Target level because of the great degree of difficulty and the limited probability of achievement.

Retired: Permanent termination of employment with the Company, and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is ten (10) or more, and (b) the terminating employee has certified to the Vice President-Finance of the Company that he or she does not intend to engage in a full-time vocation.

Target Award:          The Award, expressed as a percentage of Base
                       Salary, that is earned by a Participant for achievement of the Target Performance Measure.

     All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Executive Officer Incentive Plan.



                                ARTICLE 2

                              Effective Date

     The Agreement will become effective as of May 29, 1995, to be effective for the Company's fiscal year 1996.
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                                  ARTICLE 3

                     Eligibility for Plan Participation

A. Within ninety (90) days after the commencement of the Company's fiscal year, the Committee shall designate those Executive Officers who shall be Plan Participants for the fiscal year and their respective Incentive Levels.

B. Participants will be notified of their participation once the Committee has designated Participants. Continued participation will be re-evaluated at the beginning of each fiscal year.

C. Newly hired Executive Officers and persons who are promoted to Executive Officers may be added as Participants to the Plan during the fiscal year. Participants who are added to the Plan during a fiscal year will receive a prorated Award based on time of participation in the Plan.


                                  ARTICLE 4

                                Target Awards

A. Each participant will be assigned an Incentive Level with associated Target Awards expressed as percentages of the Participant's Base Salary. Target Awards will be the same for all Participants at any given
Incentive Level.

B. In the event that a Participant changes positions during the Plan Period and the change results in a change in Incentive Level, whether due to promotion or demotion, the Incentive Level will be prorated to reflect the time spent in each position.


                                  ARTICLE 5

                            Plan Performance Goals

A. Performance Goals, associated weights and levels of performance will be established by the Committee within ninety (90) days after the start of the fiscal year. Each Performance Goal will have a defined Threshold, Target, Stretch and Best Expected level of performance. Performance Goals and their associated weights may change from one fiscal year to another fiscal year to reflect the Company's operational and strategic goals, but must be based on one or more of the business criteria listed in Section 5(b) of the Plan.

B. Awards will range between 0% and 200% of Target Award. A scale showing the amount of the Participant's Award relative to the Target Award at the various performance levels will be developed for each Performance Goal. Performance levels and associated Awards (as a percent of the Target Award) will be set from Threshold to Best Expected for the Performance Goals, with Awards ranging from 50% of the Target Award at the Threshold level to 200% of the Target Award at the Best Expected level. The Committee shall retain the discretion to reduce (but not increase) the Award otherwise payable to a Participant upon attainment of a Performance Goal. Attachment A hereto contains a chart reflecting an example of the Award formula.
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                                ARTICLE 6

                    Calculation and Payment of Awards

A. A Participant's Award will be calculated as a percentage of Base Salary as follows:

     1) The Participant's Target Award is determined prior to the beginning of the fiscal year.

     2) The performance of the Plan Participants is scored on an overall basis at the end of the fiscal year.

     3) The group's overall performance score creates an incentive pool.

     4) The group's incentive pool is divided among the Participants within the group, based on individual contributions toward the group's overall performance score. No one individual Award may exceed 200% of the Participant's Target Award amount.

B. The Committee will score the performance of the Plan Participants. Awards will be paid only after the Committee certifies in writing that the Performance Goals have been attained. The Committee shall have the discretion to reduce, but not increase, the amount of an Award otherwise payable to a Participant upon attainment of the Performance Goal(s) established for the fiscal year.

C.  Awards will be paid in cash on or about the Award Date.

D. Awards will reflect the Participant's Base Salary in effect at the end of the fiscal year. Participants who take an unpaid leave of absence during the fiscal year will have their Awards prorated to reflect actual pay earned during the fiscal year.

E. All or any portion of the Award may be deferred if the Participant makes a voluntary irrevocable election to defer payment to a future date pursuant to the deferral terms contained in Article 8.


                                ARTICLE 7

                        Termination of Employment

A. To be eligible to receive an Award, the Participant must be employed by the Company on the last day of the fiscal year. A Participant who terminates employment prior to that date will result in forfeiture of the Award, except as otherwise provided in this Article 7.

B. If a Participant's employment is terminated during the fiscal year by Disability, Retirement, or death, the Participant will receive an Award prorated to reflect the Participant's actual period of employment during the fiscal year.

C. Unless local law or regulation provides otherwise, payments of Awards made upon termination of employment by death shall be made on the Award Date to: (a) beneficiaries designated by the Participant; if none, then (b) to a legal representative of the Participant; if none,
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then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.

D. Participants whose employment is terminated by reduction in force during the fiscal year will receive no Award. If a Participant's employment is terminated by reduction in force after the fiscal year but before the Award Date, the Participant will receive the Award on the Award Date.

E. The Committee reserves the right to reduce an Award on a pro-rata basis to reflect a Participant's leave of absence during a fiscal year. Participants on leaves of absence (whether paid or unpaid) on the Award Date will not receive the Award until he or she returns from the leave of absence.

F. The right of any Participant to receive an Award under this Plan shall be forfeited if the Participant's employment is terminated because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty against the Company, obtaining funds or property under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Company with a customer. A Participant's Award will be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination of employment or payment of an Award. If an Award has been paid, such payment shall be repaid to the Company by the Participant.
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                                ARTICLE 8

                           Deferral of Awards

A. If permitted by local law and regulations, a Participant is entitled to make an irrevocable election (in the form of the Notice of Election attached) to defer receipt of all or any portion of any Award. For any fiscal year, the Notice of Election must be completed prior to thirty
(30) days before the end of the fiscal year. Notices of Election are not self-renewing and must be completed for each fiscal year if deferral is desired for the applicable fiscal year.

B. For each Participant who elects deferral, the Company will establish and maintain book entry accounts which will reflect the deferred Award and any interest credited to the account.

C. For deferred Awards, Participant deferred accounts will be credited each Award Date with interest set at the rate for long-term A-rated corporate bonds, as reported by the investment banking firm of Salomon Brothers Inc. of New York City (or such other investment banking firm as the Committee may specify) during the first week of each calendar year. The interest rate will be reset at the beginning of each calendar year. Interest will begin to accrue on the Award Date and will be credited each Award Date until the date payment is actually made. If a Participant's Award is distributed at any time other than on an Award Date, the Participant's account will be credited with interest until the date of distribution.

D. Participants will not receive deferred Awards until the earlier of termination of employment for any reason (including Retirement, Disability, or death) or a date pre-selected by the Participant. The account balance will be paid in a lump sum in the month following the earlier of termination of employment for any reason or the pre-selected date unless installment payments are permitted and have been elected as follows: Upon termination of employment by reason of Retirement or Disability, a Participant who has previously elected to defer an Award may irrevocably elect to have the balance of the deferred Award plus accrued interest paid to the Participant in periodic, annual installments over a period of ten (10) years. Payments shall commence or be made annually on a day that is within thirty (30) days of the anniversary date following the Participant's Retirement or Disability.

E. If the Participant's employment is terminated for any reason other than death, Disability or Retirement, the Participant will be paid the entire account balance in a lump sum in the month after termination. If a Participant has requested installment payments and dies either before or after distribution has begun, the unpaid balance will be paid in a lump sum in the month following the Participant's death.

F. Payment of part or all of the deferred Award may be accelerated in the case of severe hardship, which shall mean an emergency or unexpected situation in the Participant's financial affairs, including, but not limited to, illness or accident involving the Participant or any of the Participant's dependents. All payments in case of hardship must be specifically approved by the Committee.

G.  No Participant may borrow against his or her account.

H. If permitted by local law and regulations, the Participant may designate a beneficiary to receive deferred Awards in the event of the
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Participant's death.  The Participant's beneficiary may be changed without the consent of any prior beneficiary except as follows: In those jurisdictions where spouses are granted rights by law in a Participant's earnings, if the Participant is married at the time of designation, the Participant's spouse must consent to the beneficiary designation and any change in beneficiary. If no beneficiary is chosen or the beneficiary does not survive the Participant, the Award account balance will be paid in accordance with the terms of Article 7C or as otherwise required by local law or regulation.


                                ARTICLE 9

                      Interpretations and Rule-Making

     The Committee shall have the sole right and power to: (i) interpret the provisions of the Agreement, and resolve questions thereunder, which interpretations and resolutions shall be final and conclusive; (ii) adopt such rules and regulations with regard to the administration of the Plan as are consistent with the terms of the Plan and the Agreement, and (iii) generally take all action to equitably administer the operation of the Plan and this Agreement.


                               ARTICLE 10

       Declaration of Incentives, Amendment, or Discontinuance

     The Committee may on or before the Award Date: (i) determine not to make any Awards to any or all Participants for any Plan Period; (ii) make any modification or amendment to this Agreement for any or all Participants provided such modification or amendment is in accordance with the terms of the Plan; or (iii) discontinue this Agreement for any or all Participants provided such modification or amendment is otherwise in accordance with the Plan.
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                              ARTICLE 11

                             Miscellaneous

A. Except as provided in Article 8 H, no right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution.

B. Participation in this Plan does not guarantee any right to continued employment and the Committee and management reserve the right to dismiss Participants for any reason whatsoever. Participation in one fiscal year does not guarantee a Participant the right to participation in any subsequent fiscal year.

C. The Company reserves the right to deduct from all Awards under this Plan any taxes or other amounts required by law to be withheld with respect to Award payments.

D. This Plan constitutes an unfunded Plan of deferred compensation. As such, any amounts payable hereunder will be paid out of the general corporate assets of the Company and shall not be transferred into a trust or otherwise set aside. All accounts under the Plan will be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. The Participant will be considered a general creditor of the Company and the obligation of the Company is purely contractual and shall not be funded or secured in any way.

E. Maintenance of financial information relevant to measuring performance during the fiscal year will be the responsibility of the Chief Financial Officer of the Company.

F. The provisions of the Plan shall not limit, or restrict, the right or power of the Committee to continue to adopt such other plans or programs, or to make salary, bonus, incentive, or other payments, with respect to compensation of Executive Officers, as in its sole judgment it may deem proper.

G. Except to the extent superseded by federal law, this Agreement shall be construed in accordance with the laws of the State of California.

H. No member of the Company's board of directors or any officer, employee, or agent of the Company shall have any liability to any person, firm or corporation based on or arising out of this Agreement or the Plan.
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ATTACHMENT A





                   CHART describing Incentive Awards
                   as a percentage of Target Awards





     Chart illustrates the manner in which awards are to be calculated under the Executive Officer Incentive Plan. Achievement of performance against goals between the Threshold Level and fifty percent of Target Level results in an Incentive Award of 50% of Target, with the Committee having discretion to adjust downward when it deems appropriate. Similarly, performance levels against goals of between 50% and 100% result in an Incentive Award of 100% of Target, while performance against goals of between 100% and 150% result in an Incentive Award of 150% of Target (in each case, subject to downward - but not upward - adjustment by the Committee). Finally, performance against goals of more than 150% will result in the maximum incentive award of 200% of Target award, subject to downward adjustment.

     In summary, while the Plan formula sets the incentive awards upon achievement of each level of performance, the shaded areas of the chart reflect the areas of discretion on award payment that is vested with the Committee.
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                      NATIONAL SEMICONDUCTOR CORPORATION
                      EXECUTIVE OFFICER INCENTIVE PLAN

                            Notice of Election

     If you are a Participant in the Company's Executive Officer Incentive Plan ("EOIP") and receive an Award under the EOIP for fiscal year 1996, you may accept payment in calendar year 1996 or you may defer payment until a later date which is at least one year after the Award Date. If you want to defer payment, complete this election form and return it to Donald Macleod, Senior Vice President, Finance, or his designee by April 26, 1996.

     If you do not complete this form, you will receive payment in calendar year 1996. For further details, refer to the National
Semiconductor Corporation Executive Officer Incentive Plan documents and Agreement.
                 *          *          *          *          *

DEFERRAL ELECTION:

     In accordance with the National Semiconductor Corporation EOIP, I hereby elect to defer all or part of the Award as specified below, which Award would otherwise be paid to me under the terms of the KEIP.

     1. Please defer ______% or $______ of my EOIP Award. If the dollar amount selected is greater than the total EOIP Award, the entire Award will be deferred.

     2. The amounts deferred will be payable on the earliest of: termination of employment for any reason (including retirement, disability, or death) or on ________________________ (specify pre-selected distribution date at least one year after the 1996 Award Date.)

     3.     In the event of death, my primary beneficiary is:

                  _______________________________________________
                  (Print name)

Print address:    ______________________________________________

                  _______________________________________________

My secondary beneficiary (to receive benefits only in the event of death of my primary beneficiary) is:

                  _______________________________________________
                  (Print name)
Print address:    _______________________________________________

                  _______________________________________________
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I UNDERSTAND THIS ELECTION IS IRREVOCABLE FOR THE 1996 EOIP AWARD AND IS
SUBJECT TO THE TERMS OF THE NATIONAL SEMICONDUCTOR EOIP DOCUMENT.

                                        Consent of spouse (required for
                                        married participants designating
                                        beneficiaries other than spouse)

Signature: ___________________      Signature______________________

Print Name: __________________      Print Name:____________________

Date: ________________________




Received  by National Semiconductor Corporation

Date: ________________________________

By: __________________________________

Print Name: __________________________

Title: ________________________________
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